Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Brian Denyeau
AspenTech	ICR
+1 781-221-5273	+1 646-277-1251
david.grip@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the First Quarter of Fiscal 2015

Burlington, Mass. — October 28, 2014 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its first quarter of fiscal year 2015, ended September 30, 2014.

Antonio Pietri, President and Chief Executive Officer of AspenTech, said, “AspenTech delivered solid first quarter results highlighted by 46% non-GAAP operating margin, $37 million of free cash flow, and double-digit year-over-year growth in total license contract value.  The pipeline of opportunities to drive increased usage across the aspenONE suites continues to grow. We believe we are well positioned to generate double-digit total license contract value growth as well as strong profitability and free cash flow in fiscal year 2015.”

First Quarter Fiscal 2015 and Recent Business Highlights

•                  The license portion of total contract value was $1.88 billion at the end of the first quarter of fiscal 2015, which increased 11.3% compared to the first quarter of fiscal 2014 and 1.7% sequentially.

•                  Total contract value, including the value of bundled maintenance, was $2.23 billion at the end of the first quarter of fiscal 2015, which increased 12.5% compared to the first quarter of fiscal 2014 and 1.7% sequentially.

•                  Annual spend, which the company defines as the annualized value of all term license and maintenance revenue contracts at the end of the quarter, was approximately $385 million at the end of the first quarter of fiscal 2015, which increased 11.2% compared to the first quarter of fiscal 2014 and 1.4% sequentially.

•                  GAAP operating margin was 41.7%, compared to 28.4% in the first quarter of fiscal 2014.  Non-GAAP operating margin was 45.8%, compared to 33.7% in the first quarter of fiscal 2014.

•                  We repurchased 1.1 million shares of our common stock for $45 million in the first quarter of 2015.

Summary of First Quarter Fiscal Year 2015 Financial Results

AspenTech’s total revenue of $107.1 million increased 22.3% from $87.6 million in the first quarter of the prior year.

•                  Subscription and software revenue was $98.7 million in the first quarter of fiscal 2015, an increase from $78.7 million in the first quarter of fiscal 2014.

•                  Services and other revenue was $8.4 million in the first quarter of fiscal 2015, compared to $8.9 million in the first quarter of fiscal 2014.

For the quarter ended September 30, 2014, AspenTech reported income from operations of $44.6 million, compared to income from operations of $24.8 million for the quarter ended September 30, 2013.

Net income was $29.0 million for the quarter ended September 30, 2014, leading to net income per share of $0.32, compared to net income per share of $0.16 in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense, restructuring charges, amortization of intangibles associated with acquisitions and non-capitalized acquired technology, was $49.1 million for the first quarter of fiscal 2015, compared to non-GAAP income from operations of $29.5 million in the same period last fiscal year.  Non-GAAP net income was $31.8 million, or $0.35 per share, for the first quarter of fiscal 2015, compared to non-GAAP net income of $18.0 million, or $0.19 per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash and marketable securities balance of $289.1 million at September 30, 2014, a decrease of $9.3 million from the end of the prior quarter after using $45.0 million in cash to repurchase shares of common stock. During the first quarter, the company generated $39.9 million in cash flow from operations and $37.0 million in free cash flow after taking into consideration $3.0 million in capital expenditures and capitalized software.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are not based on a comprehensive set of accounting rules or principles.  This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition.  Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance.  None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, October 28, 2014, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the first quarter fiscal year 2015 as well as the company’s business outlook.

The live dial-in number is (866) 604-6127 or (706) 634-5625, conference ID code 17625435. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link.  A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 17625435, through November 28, 2014.

About AspenTech

AspenTech is a leading supplier of software that optimizes process manufacturing — for energy, chemicals, engineering and construction, and other industries that manufacture and produce products from a chemical process. With integrated aspenONE solutions, process manufacturers can implement best practices for optimizing their engineering, manufacturing and supply chain operations. As a result, AspenTech customers are better able to increase capacity, improve margins, reduce costs and become more energy efficient.  To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

Forward-Looking Statements

The second paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation:  AspenTech’s failure to increase usage and product adoption of aspenONE offerings, and failure to continue to provide innovative, market-leading solutions; demand for, or usage of, aspenONE software declines for any reason; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.  AspenTech cannot guarantee any future results, levels of activity, performance, or achievements.  AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release

© 2014 Aspen Technology, Inc.  AspenTech, aspenONE and the Aspen leaf logo are registered trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited in thousands, except per share data)

	Three Months Ended
	September 30,
	2014	2013
Revenue:
Subscription and software	$98,743	$78,683
Services and other	8,383	8,882
Total revenue	107,126	87,565
Cost of revenue:
Subscription and software	5,201	4,620
Services and other	7,180	7,458
Total cost of revenue	12,381	12,078
Gross profit	94,745	75,487
Operating expenses:
Selling and marketing	21,618	22,931
Research and development	16,268	15,834
General and administrative	12,225	11,876
Restructuring charges	—	(3)
Total operating expenses	50,111	50,638
Income from operations	44,634	24,849
Interest income	135	387
Interest expense	(3)	(18)
Other income (expense), net	188	(804)
Income before provision for income taxes	44,954	24,414
Provision for income taxes	15,987	9,415
Net income	$28,967	$14,999
Net income per common share:
Basic	$0.32	$0.16
Diluted	$0.32	$0.16
Weighted average shares outstanding:
Basic	91,183	93,410
Diluted	91,891	94,522

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share data)

	September 30,	June 30,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$193,134	$199,526
Short-term marketable securities	72,352	67,619
Accounts receivable, net	24,775	38,532
Current portion of installments receivable, net	412	640
Unbilled services	1,113	1,656
Prepaid expenses and other current assets	9,065	10,567
Prepaid income taxes	701	605
Current deferred tax assets	7,104	10,537
Total current assets	308,656	329,682
Long-term marketable securities	23,635	31,270
Non-current installments receivable, net	551	811
Property, equipment and leasehold improvements, net	9,513	7,588
Computer software development costs, net	1,349	1,390
Goodwill	18,596	19,276
Non-current deferred tax assets	11,207	12,765
Other non-current assets	4,728	5,190
Total assets	$378,235	$407,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,961	$412
Accrued expenses and other current liabilities	26,136	34,984
Income taxes payable	997	2,168
Current deferred revenue	213,545	228,940
Total current liabilities	242,639	266,504
Non-current deferred revenue	43,267	45,942
Other non-current liabilities	22,340	11,850
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value—
Authorized— 3,636 shares as of September 30, 2014 and June 30, 2014
Issued and outstanding— none as of September 30, 2014 and June 30, 2014
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares
Issued— 101,188,994 shares at September 30, 2014 and 101,033,740 shares at June 30, 2014
Outstanding— 90,766,389 shares at September 30, 2014 and 91,661,850 shares at June 30, 2014	10,119	10,103
Additional paid-in capital	595,223	591,324
Accumulated deficit	(235,067)	(264,034)
Accumulated other comprehensive income	7,803	9,372
Treasury stock, at cost—10,422,605 shares of common stock at September 30, 2014 and 9,371,890 shares at June 30, 2014	(308,089)	(263,089)
Total stockholders’ equity	69,989	83,676
Total liabilities and stockholders’ equity	$378,235	$407,972

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$28,967	$14,999
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,352	1,202
Net foreign currency (gains) losses	(660)	564
Stock-based compensation	4,204	4,387
Deferred income taxes	15,560	8,618
Provision for bad debts	(1,329)	20
Excess tax benefits from stock-based compensation	(72)	(41)
Other non-cash operating activities	462	73
Changes in assets and liabilities:
Accounts receivable	14,990	1,152
Unbilled services	527	194
Prepaid expenses, prepaid income taxes, and other assets	1,242	870
Installments receivable	253	3,029
Accounts payable, accrued expenses, and other liabilities	(7,889)	(9,477)
Deferred revenue	(17,664)	323
Net cash provided by operating activities	39,943	25,913
Cash flows from investing activities:
Purchase of marketable securities	(11,985)	(7,974)
Maturities of marketable securities	14,513	4,538
Purchase of property, equipment and leasehold improvements	(2,891)	(915)
Capitalized computer software development costs	(136)	(219)
Net cash used in investing activities	(499)	(4,570)
Cash flows from financing activities:
Exercise of stock options	1,050	2,933
Repurchases of common stock	(45,000)	(28,919)
Payment of tax withholding obligations related to restricted stock	(1,411)	(2,449)
Excess tax benefits from stock-based compensation	72	41
Net cash used in financing activities	(45,289)	(28,394)
Effect of exchange rate changes on cash and cash equivalents	(547)	223
Decrease in cash and cash equivalents	(6,392)	(6,828)
Cash and cash equivalents, beginning of period	199,526	132,432
Cash and cash equivalents, end of period	$193,134	$125,604

Supplemental disclosure of cash flow information:
Income taxes paid, net	$1,551	$1,330
Interest paid	3	18

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows

The following tables reflect a reconciliation of selected Aspen Technology GAAP to Non-GAAP results of operations and cash flows.
(unaudited in thousands, except per share data)

	Three Months Ended September 30,
	2014	2013
Total expenses
GAAP total expenses (a)	$62,492	$62,716
Less:
Stock-based compensation (b)	(4,204)	(4,387)
Restructuring charges	—	3
Amortization of purchased technology intangibles	(224)	(250)
Non-GAAP total expenses	$58,064	$58,082

Income from operations
GAAP income from operations	$44,634	$24,849
Plus:
Stock-based compensation (b)	4,204	4,387
Restructuring charges	—	(3)
Amortization of purchased technology intangibles	224	250
Non-GAAP income from operations	$49,062	$29,483

Net income
GAAP net income	$28,967	$14,999
Plus:
Stock-based compensation (b)	4,204	4,387
Restructuring charges	—	(3)
Amortization of purchased technology intangibles	224	250
Less:
Income tax effect on Non-GAAP items (c)	(1,594)	(1,668)
Non-GAAP net income	$31,801	$17,965

Diluted income per share
GAAP diluted income per share	$0.32	$0.16
Plus:
Stock-based compensation (b)	0.05	0.05
Restructuring charges	—	—
Amortization of purchased technology intangibles	—	—
Less:
Income tax effect on Non-GAAP items (c)	(0.02)	(0.02)
Non-GAAP diluted income per share	$0.35	$0.19

Shares used in computing Non-GAAP diluted income per share	91,891	94,522

	Three Months Ended September 30,
	2014	2013
Non-GAAP Cash Flows from Operating Activities and Free Cash Flow
GAAP cash flows from operating activities	$39,943	$25,913
Plus:
Excess tax benefits from stock-based compensation (d)	72	41
Non-GAAP Cash Flows from Operating Activities	$40,015	$25,954

Less:
Purchase of property, equipment and leasehold improvements	(2,891)	(915)
Capitalized computer software development costs	(136)	(219)
Free Cash Flow	$36,988	$24,820

(a) GAAP total expenses

	Three Months Ended September 30,
	2014	2013
Total costs of revenue	$12,381	$12,078
Total operating expenses	50,111	50,638
GAAP total expenses	$62,492	$62,716

(b) Stock-based compensation expense was as follows:

	Three Months Ended September 30,
	2014	2013
Cost of services and other	$338	$301
Selling and marketing	750	1,111
Research and development	991	856
General and administrative	2,125	2,119
Total stock-based compensation	$4,204	$4,387

(c) The income tax effect on non-GAAP items for the three months ended September 30, 2014 and 2013 is calculated utilizing the Company’s estimated federal and state tax rate of 36%.

(d) Excess tax benefits from stock-based compensation are included in non-GAAP cash flows from operating activities and free cash flow to be consistent with the treatment of other tax benefits. Refer to the Company’s Form 10-Q for the period ended September 30, 2014 for additional details.